Exhibit 99.1

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MANNKIND CORPORATION DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS	) ) ) ) ) ) ) ) )	Lead Case No. 11-cv-05003-GAF-SSx (Derivative Action) STIPULATION OF SETTLEMENT Judge: Gary A. Feess Dept.: 740 Date Action Filed: August 12, 2011

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

This Stipulation of Settlement, dated August 3, 2012 (the “Stipulation”), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) plaintiffs C. Kent Stephens, Sunshine Wire and Cable Defined Benefit Plan Trust and Ira Gaines (“State Plaintiffs,” collectively with Federal Plaintiff referred to herein as “Plaintiffs”), individually and derivatively on behalf of nominal defendant MannKind Corporation (“MannKind” or the “Company”); (ii) plaintiff Donald Talley (“Federal Plaintiff”), individually and derivatively on behalf of nominal defendant MannKind; (iii) Alfred E. Mann, Hakan S. Edstrom, Matthew J. Pfeffer, Peter C. Richardson, Ronald Consiglio, Henry L. Nordhoff, David H. MacCallum, Michael Friedman, Kent Kresa, Abraham E. Cohen, Diane M. Palumbo, and James S. Shannon (collectively, the “Individual Defendants”); and (iv) nominal defendant MannKind. The Stipulation is intended by the Settling Parties1 to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

I.	BACKGROUND

Proceedings in the Federal Action

On June 13, 2011, Federal Plaintiff filed his shareholder derivative complaint in the U.S. District Court for the Central District of California (the “Court”) on behalf of MannKind and against the Individual Defendants for alleged violations of state law, including breach of fiduciary duty and insider selling and misappropriation of information. Specifically, Federal Plaintiff alleged that the Individual Defendants: (i) failed to disclose that the FDA raised issues regarding the clinical utility of AFREZZA, an asthma inhaler and MannKind’s core product, which might inhibit its approval; (ii) failed to disclose information that AFREZZA was riskier than investors were led to believe; and (iii) failed to disclose accurate information concerning the

[1]	All capitalized terms not otherwise defined are defined in section IV.1.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

business and prospects for AFREZZA, which caused MannKind’s stock to trade at artificially inflated prices, trading as high as $9.83 per share. On June 17, 2011, plaintiff Savario Cimini filed his shareholder derivative complaint in this Court asserting substantively similar allegations on behalf of MannKind and against the Individual Defendants.

This Court entered an order consolidating the Talley and Cimini actions (the “Federal Action”) on July 14, 2011, and appointing Johnson & Weaver, LLP as Lead Counsel in the Federal Action. On August 12, 2011, Federal Plaintiff filed his Verified Consolidated Derivative Complaint (“Consolidated Complaint”), in which he asserted additional claims for violations of California Corporations Code Sections 25402 and 25403, waste of corporate assets, and unjust enrichment. On September 26, 2011, Defendants (as defined below) filed their motion to dismiss the Consolidated Complaint.

On October 21, 2011, after conferring about the most efficient manner in which to litigate the derivative claims, and in light of the circumstances unique to this action, the parties agreed to stay the Federal Action pending resolution of the motions to dismiss in the related securities action In re MannKind Corp. Securities Litigation, No. 11-cv-0929-GAF(SSx) also pending in this Court (the “Securities Class Action”). On October 28, 2011, this Court entered an order staying the Federal Action until the defendants’ motion to dismiss and related motions in the Securities Class Action were resolved.

On December 16, 2011, this Court denied defendants’ motion to dismiss the Securities Class Action. As a result, and in accordance with this Court’s January 20, 2012 order, briefing in the Federal Action resumed. Federal Plaintiff filed an opposition to Defendants’ motion to dismiss the Consolidated Complaint on February 6, 2012, and Defendants filed their reply on February 13, 2012. On February 14, 2012, the Court granted Defendants’ motion to dismiss with leave to amend. The Court gave Federal Plaintiff until March 2, 2012 to file an amended complaint.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

On February 23, 2012, the Federal Action parties filed a Joint Scheduling Conference Report Pursuant to Rule 26(f), outlining their respective positions with regard to conducting discovery in the Federal Action and anticipated litigation regarding the same. No further dates were set by this Court. On March 2, 2012, Federal Plaintiff served Defendants with and filed his First Amended Verified Consolidated Derivative Complaint (“Amended Complaint”), which was file stamped on March 5, 2012.

Proceedings in the State Action

On February 10, 2011, plaintiff C. Kent Stephens (“Stephens”) filed his shareholder derivative complaint (the “Stephens Complaint”) in the Superior Court of the State of California, County of Los Angeles (the “State Court”) on behalf of MannKind and against the Individual Defendants for alleged breach of fiduciary duty, waste of corporate assets, and unjust enrichment. Stephens v. Mann, et al., Case No. BC454931 (L.A. Super. Ct. 2011). Specifically, Stephens alleged that the Individual Defendants: (i) failed to ensure that MannKind demonstrated the efficacy and safety of the AFREZZA-Dreamboat system using the methodologies required by the FDA; (ii) issued and failed to correct false and misleading statements to the effect that the FDA had approved MannKind’s flawed inhaler study methodology; and (iii) issued and failed to correct false and misleading statements concerning AFREZZA’s true prospects for FDA approval, all designed to conceal their mismanagement in jeopardizing the only product in MannKind’s drug development portfolio with near term commercial prospects. As a result of the Individual Defendants’ wrongdoing, the Stephens Complaint alleges that MannKind suffered substantial damages, including: (i) further monies the Company expended on testing that should already have been completed; (ii) costs the Company incurred defending itself in related litigation, including the Securities Class Action and an arbitration brought by the Company’s former Senior Director of Worldwide Regulatory Affairs; and (iii) a loss of $250 million in market capitalization. The Stephens Complaint also alleges that the Company’s ability to bring AFREZZA to market was jeopardized, despite research and development expenditures exceeding $1.3 billion.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

On March 14, 2011, plaintiffs Sunshine Wire and Cable Defined Benefit Pension Plan Trust and Ira Gaines filed their shareholder derivative complaint on behalf of MannKind and against the Individual Defendants in the State Court. Sunshine Wire and Cable Defined Benefit Pension Plan Trust, et al. v. Mann, et al., Case No. BC457289 (L.A. Super. Ct. 2011). On April 11, 2011, the State Court entered an order consolidating the Stephens and Sunshine Wire actions in an action captioned In re MannKind Corp. Derivative S’holder Litig., Lead Case No. BC454931 (Cal. Super. Ct. – Cnty. of L.A. filed Feb. 10, 2011) (the “State Action”). The parties jointly moved to designate the action as complex on May 20, 2011, and jointly filed a Complex Civil Case Questionnaire on July 20, 2011. On July 20, 2011, the State Court issued an order deeming the consolidated case complex, transferring the case to the Honorable Elihu M. Berle, and staying the case until the initial status conference date. On November 9, 2011, the State Court entered an order appointing Robbins Umeda LLP and the Grant Law Firm, PLLC as Co-Lead Counsel for the State Plaintiffs.

The State Action parties met and conferred concerning the most efficient manner in which to litigate the derivative claims brought on MannKind’s behalf. The State Action parties agreed that the interests of efficient and effective case management would best be served by deferring all proceedings and continuing all responsive dates in order to monitor this Court’s anticipated ruling on the motion to dismiss in the Securities Class Action, and by sharing discovery generated in the Securities Class Action, if any, with the State Action plaintiffs. The State Action parties filed a stipulation to that effect on October 31, 2011.

Following this Court’s denial of the motion to dismiss the Securities Class Action, the State Plaintiffs and Defendants resumed their ongoing meet and confer efforts regarding efficient and effective case management. As a result, the parties

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

stipulated, and the State Court entered an order on March 5, 2012, to continue the stay in the State Action until September 5, 2012, to continue the agreement regarding production of all discovery produced in the Securities Class Action and/or the Federal Action, and to continue State Plaintiffs’ deadline to file a consolidated complaint until forty-five days after the close of discovery in the Securities Class Action.

Settlement Efforts

On March 3, 2012, the Settling Parties agreed to participate in mediation with the Honorable Layn R. Phillips (Ret.) (the “Mediator”) on April 30, 2012. On March 9, 2012, this Court entered an order on the Federal Action parties’ stipulation to stay the Federal Action pending the mediation.

On April 20, 2012, Federal Plaintiff sent Defendants his settlement demand describing a proposed structure for resolving the actions. On April 26, 2012, the State Plaintiffs sent Defendants their settlement demand outlining a proposed framework for settling the actions. Then, on April 30, 2012, the parties to the Federal Action, the Securities Class Action, and the State Action participated in an all-day, in-person mediation session with the Mediator. The parties made substantial progress at the mediation, but were unable to achieve a resolution of the State Action and Federal Action at that time.

On May 14, 2012, Federal Plaintiff filed a status report with this Court regarding the outcome of the mediation and status of settlement negotiations and requested an additional thirty day stay to give the parties additional time to attempt to resolve the Federal Action. By order dated May 16, 2012, this Court stayed the case until June 14, 2012. On June 18, 2012, Federal Plaintiff filed a further status report informing this Court that the parties had continued their good faith settlement negotiations and had further narrowed the outstanding issues. The parties again requested a thirty day stay of the Federal Action to allow the parties to reach an agreement on the final settlement terms. On July 2, 2012, the Court entered an order extending the stay of the Federal Action to July 27, 2012, and providing that if the

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

parties were unable to agree to a settlement of the Federal Action on or before July 27, 2012, Defendants’ Response to the Amended Complaint would be due on or before August 10, 2012.

On July 2, 2012, after extensive, arm’s-length negotiations with the assistance and involvement of the Mediator, including following the mediation, the Settling Parties were able to reach an agreement-in-principle to resolve the Actions. As a result of these negotiations, the Settling Parties reached an agreement to settle the Federal Action and the State Action upon the terms and subject to the conditions set forth in this Stipulation (the “Settlement”).

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Actions have substantial merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing demand futility, and the possible defenses to the claims alleged in the Actions.

Plaintiffs’ Counsel have conducted extensive investigation, including, inter alia: (i) reviewing MannKind’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Actions and the potential defenses thereto; (iv) preparing and filing derivative complaints, including an amended complaint; (vi) conducting extensive damages analyses; (v) opposing a

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

motion to dismiss; (vii) participating in informal, in-person conferences with Defendants’ Counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and fact gathering; (viii) reviewing and analyzing relevant documents in the Securities Class Action—including the motion to dismiss briefing and the Court’s order denying the defendants’ motion to dismiss—and evaluating the merits of, and the defendants’ potential liability in connection with, the Securities Class Action; (ix) participating in a day long mediation and several follow-up conferences; and (x) negotiating this Settlement with Defendants. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon MannKind and its shareholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of MannKind and its shareholders and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions.

Nonetheless, Defendants have concluded that further litigation of the Actions would be protracted and expensive, and that it is desirable for the Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Defendants have, therefore, determined that it is desirable and beneficial that the actions be settled in the manner and upon the terms and conditions set forth in this Stipulation.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court pursuant to Federal Rule of Civil Procedure 23.1, that the claims asserted in the Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as set forth below.

1.	Definitions

As used in the Stipulation, the following terms have the meanings specified below:

1.1 “Actions” means, collectively, the Federal Action and the State Action.

1.2 “Court” means the U.S. District Court for the Central District of California.

1.3 “Current MannKind Shareholders” means any Person who owned MannKind common stock as of the date of the execution of the Stipulation and who continue to hold their MannKind common stock as of the date of Settlement Hearing, excluding the Individual Defendants, the officers and directors of MannKind, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

1.4 “Defendants” means, collectively, nominal defendant MannKind, Alfred E. Mann, Hakan S. Edstrom, Matthew J. Pfeffer, Peter C. Richardson, Ronald Consiglio, Henry L. Nordhoff, David H. MacCallum, Michael Friedman, Kent Kresa, Barry E. Cohen, Diane M. Palumbo, and James S. Shannon.

1.5 “Defendants’ Counsel” means Cooley LLP.

1.6 “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of the Stipulation have been met and have occurred.

1.7 “Federal Action” means the derivative actions that were consolidated and styled as In re MannKind Corporation Derivative Litigation, Lead Case No. 11-cv-05003-GAF(SSx) (C.D. Cal.).

1.8 “Federal Plaintiff” means Donald Talley.

1.9 “Federal Plaintiff’s Counsel” means Johnson & Weaver, LLP.

1.10 “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving the Stipulation, substantially in the form of Exhibit D attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of an incentive award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

1.11 “Individual Defendants” means Alfred E. Mann, Hakan S. Edstrom, Matthew J. Pfeffer, Peter C. Richardson, Ronald Consiglio, Henry L. Nordhoff, David H. MacCallum, Michael Friedman, Kent Kresa, Barry E. Cohen, Diane M. Palumbo, and James S. Shannon.

1.12 “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.13 “MannKind” or the “Company” means nominal defendant MannKind Corporation, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.14 “Notice” means the Notice of Proposed Settlement and of Settlement Hearing, substantially in the form attached hereto as Exhibit C.

1.15 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.16 “Plaintiffs” means collectively, Federal Plaintiff and the State Plaintiffs.

1.17 “Plaintiffs’ Counsel” means, collectively, any counsel who has appeared at any time for any of the Plaintiffs in the Federal Action and/or the State Action.

1.18 “Related Persons” means each of the Defendants and their past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

1.19 “Released Claims” means any and all actions, suits, claims, debts, demands, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in ¶1.29 below), existing directly or derivatively on behalf of MannKind, by Plaintiffs or any other shareholder of MannKind that arise out of or relate to: (i) the allegations asserted in the Actions; or (ii) the Settlement, except for any claims to enforce the Settlement. The Parties recognize that the FDA may take further negative or otherwise adverse actions regarding MannKind’s NDA for AFREZZA based on the same data and results giving rise to the Actions, and the “Released Claims” shall include any such actions, suits, claims, demands, rights, liabilities, or causes of action that arise out of or relate to any such later action by the FDA to the extent such action arises out of or relates to the same claims or issues raised in the Actions. Excluded from the term “Released Claims” are all claims alleged in the Securities Class Action.

1.20 “Released Persons” means collectively, MannKind and each of the Individual Defendants. “Released Person” means, individually, any of the Released Persons.

1.21 “Releasing Parties” means Plaintiffs (both individually and derivatively on behalf of MannKind), any other MannKind shareholder on behalf of MannKind, and Plaintiffs’ Counsel. “Releasing Party” means, individually, any of the Releasing Parties.

1.22 “Securities Class Action” means the securities fraud class actions that were consolidated and styled as In re MannKind Corp. Securities Litigation, Lead Case No. 11-cv-00929-GAF(SSx) (C.D. Cal.).

1.23 “Settlement” means the settlement and compromise of the Federal Action and the State Action as provided for herein.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

1.24 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.25 “Settling Parties” means, collectively, each and all of the Plaintiffs (on behalf of themselves and derivatively on behalf of MannKind) and Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.26 “State Court” means the Superior Court of the State of California, County of Los Angeles.

1.27 “State Plaintiffs” means C. Kent Stephens, Sunshine Wire and Cable Defined Benefit Plan Trust and Ira Gaines.

1.28 “State Plaintiffs’ Counsel” means Robbins Umeda LLP, the Grant Law Firm, PLLC, and Lasky & Rifkind, Ltd.

1.29 “Unknown Claims” means any Released Claim(s) which Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected,

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2.	Terms of the Settlement

2.1 As a result of the filing, prosecution, and settlement of the Actions, MannKind shall, within thirty (30) calendar days after the Judgment becomes Final, formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A attached hereto for a period of no less than 4 years. MannKind and the Individual Defendants acknowledge and agree that the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A attached hereto are significant and extensive and confer substantial benefits upon MannKind and its shareholders. MannKind and the Individual Defendants also acknowledge that the prosecution and settlement of the Actions were the sole factors in their decision to adopt and/or implement the corporate governance reforms set forth in Exhibit A.

3.	Approval and Notice

3.1 Promptly after execution of the Stipulation, the Settling Parties shall submit the Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current MannKind Shareholders; and (iii) a date for the Settlement Hearing, pursuant to Federal Rule of Civil Procedure 23.1.

3.2 Notice to Current MannKind Shareholders shall consist of a Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (“Notice”), which includes the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

3.3 MannKind shall undertake the administrative responsibility for giving notice to Current MannKind Shareholders and shall be solely responsible for paying the costs and expenses related to providing such notice to its shareholders. Within ten (10) business days after the entry of the Preliminary Approval Order, MannKind shall post a copy of the Notice and Stipulation on the Company website, shall file a Form 8-K with the SEC that includes the Notice, which shall refer shareholders to the websites of MannKind, Johnson & Weaver, LLP, Robbins Umeda LLP, and The Grant Law Firm PLLC for more information, including a copy of the Stipulation. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by MannKind. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to MannKind shareholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice.

3.4 Within ten (10) business days after entry of the Preliminary Approval Order, Plaintiffs’ Counsel shall post copies of the Notice and Stipulation on the websites of Johnson & Weaver, LLP, Robbins Umeda LLP, and The Grant Law Firm PLLC. Prior to the Settlement Hearing, Plaintiffs’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to posting copies of the Notice and Stipulation on their respective websites.

3.5 Within seven (7) calendar days of the execution of the Stipulation, the parties to the State Action shall jointly: (i) notify the State Court of the Stipulation and the Settlement; and (ii) request that the State Court continue the stay of all proceedings in the State Action pending the entry of Judgment by this Court.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

3.6 Within seven (7) calendar days after entry by the Court of the Judgment approving the Settlement, the parties to the State Action shall jointly apply to the State Court for a dismissal with prejudice of the State Action, and shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations and agreements, to secure such dismissal with prejudice. In the event that such joint application is not filed, in any state action arising out of or related to the facts and issues in the Federal Action, Defendants, and each of them, may move to dismiss such state action on res judicata grounds, and all Settling Parties agree not to oppose such motion.

3.7 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4.	Attorneys’ Fees and Reimbursement of Expenses

4.1 In recognition of the substantial benefits conferred upon MannKind as a direct result of the prosecution and Settlement of the Actions, and subject to Court approval, the Individual Defendants shall cause their insurers to pay Plaintiffs’ Counsel the agreed-to amount of $800,000 and MannKind shall deliver to Plaintiffs’ Counsel the agreed-to amount of 225,000 shares of unrestricted MannKind common stock (the “Stock Amount”). The Fee and Expense Amount and Stock Amount shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Actions. The Fee and Expense Amount shall be funded to Robbins Umeda LLP as receiving agent for Plaintiffs’ Counsel within ten (10) business days of the entry of the Preliminary Approval Order and shall be immediately releasable upon the entry of the Judgment.

4.2 The shares constituting the Stock Amount shall be paid to Robbins Umeda LLP, as receiving agent for Plaintiffs’ Counsel, within ten (10) business days

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

upon the Court’s entry of the Judgment or a judgment substantially in the form of Exhibit D attached hereto (the “Delivery Date”). The Stock Amount may be adjusted as set forth below in paragraphs 4.4 and 4.5.

4.3 The shares constituting the Stock Amount shall be fully paid, non-assessable and, upon the Court’s entry of the Judgment or a judgment substantially in the form of Exhibit D attached hereto, exempt from registration under Section 3(a)(10) of the Securities Act of 1933. MannKind shall take all necessary and appropriate action to perfect the exemption of the shares represented by the Stock Amount from registration under the Federal Securities laws by reason of Section 3(a)(10) of the Securities Act of 1933.

4.4 If a stock split occurs before the Delivery Date, the Stock Amount, shall be adjusted to reflect the equivalent of 225,000 MannKind shares immediately prior to the stock split.

4.5 In the event MannKind is sold or acquired for cash or stock before the Delivery Date, Plaintiffs’ Counsel shall be paid the equivalent in cash of the value of the Stock Amount based on the price of MannKind common stock on the date the sale or acquisition is completed.

4.6 The Settling Parties further stipulate that Plaintiffs’ Counsel may apply to the Court for an incentive award of up to 1,000 shares of MannKind stock for each of the Plaintiffs, only to be paid upon Court approval, and to be paid from Plaintiffs’ Counsel’s Stock Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions. The failure of the Court to approve any requested incentive award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither MannKind nor any of the Individual Defendants shall be liable for any portion of any incentive award.

4.7 In the event that the Judgment fails to become Final as defined in paragraph 1.11 herein, then it shall be the obligation of Plaintiffs’ Counsel to make appropriate refunds or repayments to the Defendants’ insurers of any attorneys’ fees and expenses previously paid within ten business days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

5.	Releases

5.1 Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Federal Action and the State Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.2 Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Federal Plaintiff and Federal Plaintiff’s Counsel and State Plaintiffs and State Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Federal Action, the State Action, or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a. approval of the Settlement by MannKind’s Board of Directors, which Defendants’ Counsel represent has already been accomplished;

b. approval of the Settlement and approval of the method of providing notice of pendency and proposed Settlement to current MannKind shareholders, following notice to MannKind shareholders, as set forth in paragraph 3.2, and a hearing as required by Rule 23.1;

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

c. entry of the Judgment, in all material respects in the form set forth as Exhibit B annexed hereto, approving the Settlement and dismissing with prejudice the Federal Action, without awarding costs to any party, except as provided herein;

d. the payment of the Stock Amount and Fee and Expense Amount in accordance with paragraph 4; and

e. the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in paragraph 6.1 are not met, then the Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.

6.3 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Federal Action and the State Action as of July 2, 2012; (b) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (c) the Fee and Expense Amount and the Stock Amount (including any proceeds from the sale of some or all of the Stock Amount) paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) calendar days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Federal Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Federal Action, the State Action or in any other proceeding for any purpose.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

7.	Bankruptcy

7.1 In the event any proceedings by or on behalf of MannKind, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court for relief from any stay, approval of the Settlement, authority to release funds, authority for the Defendants’ insurer(s) to disburse insurance proceeds consistent with the Stipulation, authority to release claims and indemnify officers and directors, and authority for the State and Federal Courts to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.

7.2 If any Bankruptcy Proceedings by or on behalf of MannKind are initiated prior to the payment of the Fee and Expense Amount, the Settling Parties shall agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing such payment, or finding that the payment of the Fee and Expense Amount by the Defendants’ insurer under their respective policies or related compromise of coverage does not violate the automatic stay; and (ii) finding that the payment of the Fee and Expense Amount by the Defendants’ insurer under their respective policies or related compromise of coverage does not constitute a preference, voidable transfer, fraudulent transfer, or similar transaction. If any Bankruptcy Proceedings by or on behalf of MannKind are initiated prior to the payment of the Stock Amount (or cash equivalent of the Stock Amount), the Settling Parties shall agree to seek an order from the bankruptcy court presiding over such

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

Bankruptcy Proceedings lifting the automatic stay for the limited purpose of authorizing payment to Plaintiffs’ Counsel of the equivalent in cash of the value of the Stock Amount, based on the price of MannKind common stock on the day before MannKind files for bankruptcy. In addition, in the event of any Bankruptcy Proceedings by or on behalf of MannKind, the Settling Parties agree that all dates and deadlines in the Actions, if any, or any dates and deadlines associated with the appeal of the Actions, if any, will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.

8.	Miscellaneous Provisions

8.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of the Stipulation.

8.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

8.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Federal Action and the State Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Federal Rule of Civil Procedure 11, and Section 128.7 of the California Code of Civil Procedure.

8.4 Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

the Actions. The existence of or the provisions contained in the Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Actions or with respect to any of the claims settled in the Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to the Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.

8.5 The Stipulation may be modified or amended only by a writing signed by the signatories hereto.

8.6 The Stipulation shall be deemed drafted equally by all Parties hereto.

8.7 No representations, warranties, or inducements have been made to any of the Parties concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.8 Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so.

8.9 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.10 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

8.11 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

8.12 The Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

8.13 The Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles.

8.14 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys.

Dated: August , 2012	JOHNSON & WEAVER, LLP
FRANK J. JOHNSON
SHAWN E. FIELDS

/s/ FRANK J. JOHNSON
FRANK J. JOHNSON

110 West “A” Street, Suite 750 San Diego, CA 92101 Telephone: (619) 230-0063 Facsimile: (619) 255-1856

Lead Counsel for Federal Plaintiff

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

Dated: August 3, 2012	ROBBINS UMEDA LLP
BRIAN J. ROBBINS
CRAIG W. SMITH
SHANE P. SANDERS
GINA STASSI

/s/ BRIAN J. ROBBINS
BRIAN J. ROBBINS

600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

E-mail: brobbins@robbinsumeda.com
csmith@robbinsumeda.com
ssanders@robbinsumeda.com
gstassi@robbinsumeda.com

THE GRANT LAW FIRM, PLLC
LYNDA J. GRANT (pro hac vice pending)
521 Fifth Avenue, 17th Floor
New York, NY 10175
Telephone: (212)292-4441
Facsimile: (212) 292-4442
E-mail: lgrant@grantfirm.com

Co-Lead Counsel for State Plaintiffs

LASKY & RIFKIND, LTD.
LEIGH LASKY
350 North LaSalle Street, Suite 1320
Chicago, IL 60654
Telephone: (312) 634-0057
Facsimile: (312) 634-0059
E-mail: lasky@laskyrifkind.com

Counsel for Plaintiffs Sunshine Wire and Cable Defined Benefit Pension Plan Trust and Ira Gaines

Dated: August 3, 2012	COOLEY LLP
KOJI FUKUMURA
MEGHAN O’RYAN SPIEKER
PETER M. ADAMS

/s/ KOJI FUKUMURA
KOJI FUKUMURA

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

4401 Eastgate Mall
San Diego, CA 92121
Telephone: (858) 550-6000
Facsimile: (858) 550-6420

Counsel for Nominal Defendant MannKind Corporation and Individual Defendants

750050

STIPULATION OF SETTLEMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

Exhibit A

EXHIBIT A

The parties agree that the following corporate governance changes shall remain in place for at least four (4) years from the date the Court enters a final order approving the settlement.

I.	Establishment of Disclosure Committee

MannKind shall establish and maintain a Disclosure Committee with the duties and responsibilities set forth in the following Disclosure Committee Charter:

MANNKIND CORPORATION

DISCLOSURE COMMITTEE CHARTER

I.	INTRODUCTION

The purpose, role and responsibilities of the Disclosure Committee (the “Committee”) of MANNKIND CORPORATION (the “Company”) are as follows, subject to amendment as deemed necessary by the Audit Committee in the exercise of its members’ good faith business judgment to ensure the effective and efficient fulfillment of the purposes, functions and responsibilities set forth herein.

II.	PURPOSE AND ROLE

The Committee’s purpose is to ensure that the Company’s disclosures to its security holders and the public are accurate, complete and timely, and fairly present the Company’s business, financial condition, and results of operation.

In fulfilling this purpose, the Committee will assist the chief executive officer and chief financial officer (the “Senior Officers”) in fulfilling their responsibilities for the oversight of the production of quality information on a timely basis by the Company in its (i) filings with the Securities and Exchange Commission (“SEC”), including its Periodic Reports (as hereinafter defined), Current Reports on SEC Form 8-K, and proxy statements, (ii) press releases containing financial information, earnings guidance, or information about clinical trials, material acquisitions or dispositions, or other information material to the Company’s security holders; (iii) scripted and unscripted written or oral communications with analysts, investors and other external parties, and (iv) such other information and materials as may be designated from time to time by the Audit Committee (collectively, the “Disclosure Statements”).

The Committee will seek information accumulated by the Company, make inquiries when the Committee believes it appropriate to assure itself of completeness and reliability, and make determinations based on good faith business judgment concerning materiality and required disclosure obligations on a timely basis, as more particularly described below.

III.	MEMBERSHIP

Committee membership shall consist of at least the following officers and employees of the Company:

•	Chief Executive Officer

•	Corporate Vice President & Chief Financial Officer (Chair)

•	President & Chief Operating Officer

•	Corporate Vice President & General Counsel

•	Corporate Vice President of Technical Operations & Chief Technical Officer

•	Senior Vice President of Regulatory Affairs

•	Vice President of Finance

•	Any other officers or employees as deemed appropriate from time to time by the Audit Committee

IV.	PROCEDURES

The Committee shall utilize the following procedures:

•

Disclosure Reporter – One member of the Committee shall be appointed by the Senior Officers as the reporter of the Committee (the “Disclosure Reporter”). The Disclosure Reporter shall be responsible for:

•	Scheduling and, in the absence of both Senior Officers, presiding over meetings of the Committee;

•	Coordinating the activities of the Committee;

•	Working with the various business units or departments within the Company from which information is gathered and, if necessary, with outside advisors;

•	Interfacing with the Audit Committee;

•	Preparing and implementing a time and responsibilities schedule for the Committee;[1] and

•	Documenting compliance with disclosure policies, controls and procedures.

[1]

The time and responsibilities schedule shall, to the extent necessary to address pending disclosure issues, specify timing for: (1) preparing and commenting on the Disclosure Statements, including: accumulation of data; testing and review of data; review of specific sections of a Disclosure Statement by individuals whose areas of expertise coincide with such sections; review and updating of risk-factors language in light of the Company’s changing operations; a rules check on each Disclosure Statement filed with the SEC so that it complies with the SEC rules and regulations; review of competitors’ filings and industry analyst reports to determine any needed supplements to the Company’s filings; review by independent registered public accounting firm and legal counsel; review by the Senior Officers and other senior management, as appropriate; and review by the Audit Committee, as appropriate; (2) the Senior Officers’ meetings with independent registered public accounting firm and the Audit Committee regarding internal control over financial reporting; (3) the Senior Officers’ evaluation of disclosure controls and procedures; (4) Committee meetings to review Periodic Reports; and (5) Committee meetings with investor relations to coordinate and oversee earnings announcements.

•

Charter interpretation – Any question of interpretation of this Charter or the Committee’s procedures shall be determined by the Audit Committee or, if impractical for the full Audit Committee to consider the question, the chair of the Audit Committee.

•

Minutes – The Disclosure Reporter shall keep minutes of each of the Committee’s meetings. Minutes from Committee meetings should be distributed to each Committee member prior to the next Committee meeting and to the Audit Committee prior to its next regular meeting.

•

Available Resources – The Committee shall be authorized to access such internal and external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities. Specifically and without limitation, the Committee shall have full access to all Company books, records, facilities and personnel.

V.	MEETING FREQUENCY

The Committee should meet (including telephonically) as frequently as the Committee deems necessary, but in no event less than once per quarter, to (i) ensure the accuracy, completeness, and timeliness of the Disclosure Statements, (ii) evaluate the Company’s disclosure controls and procedures and internal control over financial reporting, and (iii) determine whether any changes to the disclosure controls and procedures or internal control over financial reporting are necessary or advisable in connection with the preparation of the Company’s upcoming Disclosure Statements, taking into account developments since the most recent meeting, including changes in the Company’s organization and business lines and any change in economic or industry conditions.

VI.	PRIMARY COMMITTEE RESPONSIBILITIES

Subject to the supervision and oversight of the Senior Officers, the primary Committee responsibilities are:

•	Disclosure Statements – The Committee has the primary responsibility for reviewing and approving the Company’s Disclosure Statements.

•

Collection of Information – The Committee has the primary responsibilities to assure that information potentially required to be disclosed is accumulated and communicated to the Committee and to test the accumulated information for reliability.

•

Disclosure Controls and Procedures – The Committee has the primary responsibility to design and establish controls and other procedures to ensure that (i) information required to be disclosed by the Company in compliance with federal securities laws is recorded, processed, summarized and reported accurately and on a timely basis; and (ii) information potentially required to be disclosed is accumulated and communicated to the Company’s management, including the Senior Officers, to allow timely decisions regarding such required disclosure.[2]

[2]

The Committee should consider: the flow of information that it needs; where such information comes from; how it can be captured or accumulated; how the information should be processed, summarized or communicated; who should see the information; and the various other steps and processes leading to the decision of whether and how to disclose the information in a Disclosure Statement. The Committee should consider how far down the chain of responsibility to go to assure itself of the completeness of the information-gathering process and should consider appropriate training to enhance the effectiveness of the disclosure controls and procedures.

•

Periodic Assessment of Disclosure Controls and Procedures – The Committee has the responsibility to periodically assess the effectiveness and integrity of the Company’s disclosure controls and procedures, including the analysis of the following factors:

•

Control Environment: the directives of the Board of Directors and the Audit Committee; the integrity and ethical values of the Company’s officers and employees; the Company’s Business Code of Conduct; and the philosophy and operating style of management, including how employees are organized and how authority is delegated.

•	Risk Assessment: the identification and analysis of relevant risks to achieving the goal of accurate and timely disclosure, forming a basis for determining how the risks should be managed.

•	Control Activities: the procedures to ensure that necessary actions are taken to address and handle risks to achievement of objectives.

•	Information and Communication: the accumulation, delivery and communication of financial information throughout (i.e., up, down and across) the organization.

•

Monitoring: the assessment of the quality of the financial reporting systems over time through ongoing monitoring and separate evaluations, including through regular management supervision and reporting of deficiencies upstream.

•

Evaluating Disclosure Controls and Procedures and Internal Control over Financial Reporting – The Committee will assist the Senior Officers in evaluating the effectiveness of (i) the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s Annual Report on SEC Form 10-K (the “Annual Report”) and each Quarterly Report on SEC Form 10-Q (together with the Annual Report, the “Periodic Reports”); and (ii) the Company’s internal control over financial reporting in connection with the filing of the Annual Report.[3] Each

(3)

The issues and questions which should be considered in evaluating internal control over financial reporting include: (1) whether the financial reporting systems are adequate to produce consistently accurate results; (2) whether adequate controls exist to reduce the risk of fraud; (3) whether the Company has monitored and evaluated its internal control over financial reporting during the reporting period; (4) whether any irregularities involve management or employees who play a significant role in the internal control over financial reporting or could have an effect on the financial statements; (5) whether any deficiencies in internal control over financial reporting have: (i) been identified through internal control reviews (questionnaires) and other means; (ii) been corrected or are the subject of current remedial action; (iii) been the subject of an independent registered public accounting firm’s management letter; or (iv) prevented the preparation of financial statements in accordance with GAAP; (6) what is being done to address any identified deficiencies; (7) whether anything came to the attention of the personnel responsible for the preparation of financial statements that would indicate the possibility of significant undisclosed financial exposures or the need for a restatement of prior period financial statements; (8) any whistle-blower activities from in-house personnel, particularly those related to the finance function or any disagreement or matter that has received significant discussion with the independent registered public accounting firm; (9) whether the reportable conditions set forth in the independent registered public accounting firm’s letter have been corrected; (10) whether any communications (oral or written) from customers, suppliers, regulatory agencies or lenders concerning noncompliance with laws or agreements exists; and (11) whether any waivers or requests for waivers of the corporate ethics, insider trading and conduct rules for executive officers, directors and other key employees have occurred.

quarter, the Committee will also assist the Senior Officers in evaluating any change in the Company’s internal control over financial reporting that occurred during the quarter that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting. The Committee should work closely with the finance department so that disclosures are consistent.

•	Consultation with Senior Officers – The Committee will assist the Senior Officers in complying with their certification obligations.

•

Meeting with the Independent Registered Public Accounting Firm – The Committee or the Disclosure Reporter will meet with the Company’s independent registered public accounting firm as part of the Committee’s regular review of the Periodic Reports (and other Disclosure Statements, when applicable and as deemed appropriate by either Senior Officer). The Committee or the Disclosure Reporter will ensure that the following items are disclosed to the independent registered public accounting firm in connection with each such review: (i) all significant deficiencies in the design or operation of the Company’s internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data; (ii) any material weakness in the Company’s internal control over financial reporting; and (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

•

Meeting with the Audit Committee – As deemed necessary and appropriate by the Disclosure Reporter or a member of the Audit Committee, the Committee or the Disclosure Reporter will meet with the Audit Committee as part of the Committee’s regular review of the Periodic Reports and other Disclosure Statements to ensure the disclosure to and review by the Audit Committee of the following items: (i) the due diligence procedures undertaken by the Senior Officers with respect to the Periodic Report at issue; (ii) any issues of concern that were uncovered in the due diligence process, including any Disclosure Statements of concern; (iii) the contents of the Senior Officers’ personal certifications, if applicable; and (iv) the contents of any disclosure regarding: (a) the effectiveness of the disclosure controls and procedures; (b) all significant deficiencies in the design or operation of the Company’s internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data; (c) any material weakness in the Company’s internal control over financial reporting; (d) changes in the Company’s internal control over financial reporting or in other factors that could significantly affect the Company’s internal control over financial reporting; and (e) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Committee will also provide the Audit Committee any information requested by the Audit Committee.

•

Disclosure Best Practices – The Committee shall (i) regularly monitor the financial press, chat rooms and other third parties for comments and criticisms targeted at or applicable to the Company; and (ii) periodically review the SEC filings of other companies in the same industry as the Company and other relevant industries to ensure that the Company remains apprised of relevant trends in corporate disclosure practices.

•

Committee Self Assessment – The Committee shall periodically review, discuss and assess its own performance, as well as the Committee’s role and responsibilities, seeking input from senior management, the Audit Committee and others. Changes in the role or responsibilities of the Committee as outlined in this Charter, if any, shall be recommended to the Audit Committee for approval and implementation.

•	Other Responsibilities – The Committee also shall have such other responsibilities as the Senior Officers may assign it from time to time.

II.	Amendments to the Audit Committee Charter

The Audit Committee shall make the following amendments to the Audit Committee Charter to include oversight of the Disclosure Committee (“DC”):

1. The Audit Committee Charter shall be amended to require the Audit Committee to approve the Disclosure Committee Charter (“DCC”) and any changes to the DCC;

2. The Audit Committee Charter shall be amended to state that the Audit Committee wil1 be responsible for oversight of the work of the DC, and that, in addition to conducting the oversight set forth in the DCC, the Audit Committee shall meet at least quarterly with the chairperson of the DC to review any concerns of the DC regarding disclosure issues.

The Audit Committee resolution adopting these amendments to the Audit Committee Charter shall include recitals acknowledging that the purpose of these amendments is to ensure that, among other things: (a) the Company uses effective methods to disclose FDA communications concerning the Company’s products, drug approval efforts, interactions and agreements with the FDA, and the status of any drug applications in the Company’s press releases and SEC filings; and (b) the entire Board is informed of all significant communications with the FDA.

III.	Director Independence

MannKind will continue to adhere to and comply with NASDAQ requirements regarding the Board’s independence, including the requirement that independent directors constitute a majority of the Board at all times. In addition, to be deemed “independent” in any calendar year, a director will have to satisfy the following qualifications:

1. Has not been employed as an elected officer of the Company or its subsidiaries or affiliates in the last three (3) years;

2. Has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as a result of service as, or compensation paid to an entity affiliated with the director that serves as: (a) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (b) a significant customer or supplier of the Company;

3. Has no personal services contract(s) with the Company or any member of the Company’s senior management;

4. Is not affiliated with a not-for-profit entity that receives contributions from the Company or the Company’s executive officers totaling the lesser of $100,000 or 5% of the charity’s total contributions in the preceding two years;

5. During the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosures pursuant to Regulation S-K of the U.S. Securities and Exchange Commission (“SEC”), other than for services as a director or for which relationship no more than de minimis remuneration (as defined in subsection (9), below) was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

6. Is not employed by a public company at which an executive officer of the Company serves as a director;

7. Has not had any of the relationships described in subsections (1) – (5) above with any affiliate of the Company;

8. Is not a member of the immediate family of any person described in subsections (1) – (6) above; and

9. Does not have a beneficial ownership interest of 5% or more in any entity that has received remuneration, other than de minimis remuneration, from the Company, its subsidiaries, or affiliates. De minimis remuneration is defined as: (i) direct remuneration of $120,000 or less received from the Company, its subsidiaries, or affiliates during a calendar year (other than compensation); or (ii) indirect remuneration paid to an entity if such remuneration does not exceed the lesser of $1 million or 5% of the gross revenues of the entity and did not directly result in an increase in the compensation received by the director from that entity.

755804

Exhibit B

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MANNKIND CORPORATION DERIVATIVE LITIGATION	) ) )	Lead Case No. 11-cv-05003-GAF-SSx (Derivative Action)
This Document Relates To: ALL ACTIONS	) ) ) ) ) )	[PROPOSED] PRELIMINARY APPROVAL ORDER Judge: Gary A. Feess Dept.: 740 Date Action Filed: August 12, 2011

[PROPOSED] PRELIMINARY APPROVAL ORDER

LEAD CASE NO. 11-cv-05003-GAF-SSx

This matter came before the Court for a hearing on             , 2012. Plaintiffs have made an unopposed motion, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the proposed settlement (“Settlement”) of the above-captioned Federal Action,1 in accordance with the Stipulation; and (ii) approving the form and manner of the Notice of the Settlement.

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to: (i) a proposed Settlement and dismissal of the Federal Action with prejudice as to the Released Persons; and (ii) an award of attorneys’ fees and expenses to Plaintiffs’ Counsel, upon the terms and conditions set forth in the Stipulation;

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval; and

WHEREAS, this Court, having considered the Stipulation and the exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2. This Court preliminarily approves the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3. Within ten (10) business days after the entry of this Preliminary

[1]	Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation of Settlement dated August 3, 2012, and filed with the court on , 2012 (the “Stipulation”).

[PROPOSED] PRELIMINARY APPROVAL ORDER

LEAD CASE NO. 11-cv-05003-GAF-SSx

Approval Order, MannKind shall, at its own cost, (i) post a copy of the Notice, substantially in the form of Exhibit C to the Stipulation, and the Stipulation on the Company’s website; and (ii) shall file a Form 8-K with the U.S. Securities and Exchange Commission that includes the Notice, which shall refer shareholders to the websites of Johnson & Weaver, LLP, Robbins Umeda LLP, and The Grant Law Firm, PLLC for more information.

4. Within ten (10) business days after the entry of this Preliminary Approval Order, Johnson & Weaver, LLP, Robbins Umeda LLP, and The Grant Law Firm, PLLC shall post a copy of the Stipulation and Notice on each of their respective websites.

5. At least seven (7) calendar days prior to the Settlement Hearing, MannKind’s counsel shall file with the Court and serve on Plaintiffs’ Counsel proof, by affidavit or declaration, of the dissemination of Notice as provided for in paragraph 3 of this Order.

6. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

7. A hearing shall be held on             , 2012 at          p.m., before the Honorable Gary A. Feess, at the U.S. District Court for the Central District of California, U.S. District Court, Central District of California, 255 East Temple Street, Courtroom 740, Los Angeles, California 90012, (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether the Federal Action should be dismissed with prejudice; (iv) whether all Released Claims against the Released

[PROPOSED] PRELIMINARY APPROVAL ORDER

LEAD CASE NO. 11-cv-05003-GAF-SSx

Persons should be fully and finally released; (v) whether the agreed-to Fee and Expense Amount and Stock Amount should be approved; (vi) whether the Incentive Award should be approved; and (vii) to rule upon such other matters as the Court may deem appropriate.

8. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to MannKind shareholders; and (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to MannKind shareholders.

9. Any MannKind shareholder may appear and show cause, if he, she or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount and Stock Amount should not be awarded. However, no MannKind shareholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that MannKind shareholder has caused to be filed, and served on counsel as noted below, written objections stating all supporting bases and reasons for the objection, and setting forth proof of current ownership of MannKind stock as well as documentary evidence of when such stock ownership was acquired.

[PROPOSED] PRELIMINARY APPROVAL ORDER

LEAD CASE NO. 11-cv-05003-GAF-SSx

10. At least fourteen (14) calendar days prior to the Settlement Hearing set for                     , 2012, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court, Central District of California, 255 East Temple Street, Los Angeles, CA 90012 and serve such materials by that date, to each of the following Settling Parties’ counsel:

Frank J. Johnson	Brian J. Robbins
Shawn E. Fields	Craig W. Smith
JOHNSON & WEAVER, LLP	Shane P. Sanders
110 West “A” Street, Suite 750	Gina Stassi
San Diego, CA 92101	ROBBINS UMEDA LLP
Telephone: (619) 230-0063	600 B Street, Suite 1900
Facsimile: (619) 255-1856	San Diego, CA 92101

Lead Counsel for Federal Plaintiff	Telephone: (619) 525-3990
Facsimile: (619) 525-3991
Koji Fukumura
Meghan O’Ryan Spieker	Co-Lead Counsel for State Plaintiffs
Darcie A. Tilly
Peter M. Adams	Lynda J. Grant
COOLEY LLP	THE GRANT LAW FIRM, PLLC
4401 Eastgate Mall	521 Fifth Avenue,
San Diego, CA 92121	17th Floor
Telephone: (858) 550-6000	New York, NY 10175
Facsimile: (858)_ 550-6420	Telephone: (212) 292-4441
Facsimile: (212) 292-4442

Counsel for Nominal Defendant MannKind Corporation and Individual Defendants	Co-Lead Counsel for State Plaintiffs

Only shareholders who have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise.

11. Any MannKind shareholder who does not make an objection in the manner provided herein shall be deemed to have waived any such objection.

12. Not later than seven (7) calendar days prior to the Settlement Hearing, all briefs supporting the Settlement, including any responses to objections, if any, shall be served and filed.

13. All proceedings in the Federal Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of this Stipulation.

14. This Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to MannKind’s shareholders.

15. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the

[PROPOSED] PRELIMINARY APPROVAL ORDER

LEAD CASE NO. 11-cv-05003-GAF-SSx

Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

IT IS SO ORDERED.

DATED:
THE HONORABLE GARY A. FEESS
U.S. DISTRICT JUDGE

755572

[PROPOSED] PRELIMINARY APPROVAL ORDER

LEAD CASE NO. 11-cv-05003-GAF-SSx

Exhibit C

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MANNKIND CORPORATION DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS	) ) ) ) ) ) ) ) ) )	Lead Case No. 11-cv-05003-GAF-SSx (Derivative Action) NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION Judge: Gary A. Feess Dept.: 740 Date Action Filed: August 12, 2011

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

TO:	ALL CURRENT OWNERS OF MANNKIND CORPORATION (“MANNKIND” OR THE “COMPANY”) COMMON STOCK

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A MANNKIND SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Central District of California (the “Court”), a proposed settlement has been reached by the parties to the following shareholder derivative actions brought on behalf of MannKind: (i) In re MannKind Corporation Derivative Litigation, Lead Case No. 11-cv-05003-GAF-SSx, pending in the U.S. District Court for the Central District of California (“Federal Derivative Action”); and (ii) In re MannKind Corporation Derivative Shareholder Litigation, Lead Case No. BC454931, pending in the Superior Court of the State of California, County of Los Angeles (“State Derivative Action”) (collectively, the “Actions”).

As explained below, the Court will hold a Settlement Hearing on                     , 2012 at                          .m., before the Honorable Gary A. Feess, at the Edward R. Roybal Federal Building and United States Courthouse, 255 East Temple Street, Los Angeles, CA 90012, to determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the settlement are set forth in the parties’ Stipulation of Settlement dated August 3, 2012 (the “Stipulation”) and summarized in this notice. If approved by the Court, the Settlement will fully resolve the Actions, including the dismissal of the Actions with prejudice. For a more detailed statement of the matters involved in the Actions, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court’s office, 255 East Temple Street, Los Angeles, CA 90012. The Stipulation is also available for viewing on the website of MannKind (http://www.investors.mannkindcorp.com),

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

as well as the websites of Johnson Weaver, LLP (http://www.johnsonandweaver.com), Robbins Umeda LLP (http://www.robbinsumeda.com/notices.html), and the Grant Law Firm, PLLC (http://Grantfirm.com).

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the pendency and settlement of the Actions.

There is No Claims Procedure. This case was brought to protect the interests of MannKind and its shareholders. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	DEFINITIONS USED IN THIS NOTICE

As used in this Notice, the following terms have the meanings specified below:

1. “Actions” means, collectively, the Federal Action and the State Action.

2. “Court” means the U.S. District Court for the Central District of California.

3. “Current MannKind Shareholders” means any Person who owned MannKind common stock as of the date of the execution of the Stipulation and who continue to hold their MannKind common stock as of the date of Settlement Hearing, excluding the Individual Defendants, the officers and directors of MannKind, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

4. “Defendants” means, collectively, nominal defendant MannKind, Alfred E. Mann, Hakan S. Edstrom, Matthew J. Pfeffer, Peter C. Richardson, Ronald Consiglio, Henry L. Nordhoff, David H. MacCallum, Michael Friedman, Kent Kresa, Barry E. Cohen, Diane M. Palumbo, and James S. Shannon.

5. “Defendants’ Counsel” means Cooley LLP.

6. “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of the Stipulation have been met and have occurred.

7. “Federal Action” means the derivative actions that were consolidated and styled as In re MannKind Corporation Derivative Litigation, Lead Case No. 11-cv-05003-GAF-SSx (C.D. Cal.).

8. “Federal Plaintiff” means Donald Talley.

9. “Federal Plaintiff’s Counsel” means Johnson & Weaver, LLP.

10. “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving the Stipulation, substantially in the form of Exhibit D attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of an incentive award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

11. “Individual Defendants” means Alfred E. Mann, Hakan S. Edstrom, Matthew J. Pfeffer, Peter C. Richardson, Ronald Consiglio, Henry L. Nordhoff, David H. MacCallum, Michael Friedman, Kent Kresa, Barry E. Cohen, Diane M. Palumbo, and James S. Shannon.

12. “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached to the Stipulation as Exhibit D.

13. “MannKind” or the “Company” means nominal defendant MannKind Corporation, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

14. “Notice” means this Notice of Proposed Settlement and of Settlement Hearing, a copy of which is also attached to the Stipulation as Exhibit C.

15. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

16. “Plaintiffs” means collectively, Federal Plaintiff and the State Plaintiffs.

17. “Plaintiffs’ Counsel” means, collectively, any counsel who has appeared at any time for any of the Plaintiffs in the Federal Action and/or the State Action.

18. “Related Persons” means each of the Defendants and their past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors,

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

successors, and assigns or other individual or entity in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

19. “Released Claims” means any and all actions, suits, claims, debts, demands, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 30 below), existing directly or derivatively on behalf of MannKind, by Plaintiffs or any other shareholder of MannKind that arise out of or relate to: (i) the allegations asserted in the Actions; or (ii) the Settlement, except for any claims to enforce the Settlement. The Parties recognize that the FDA may take further negative or otherwise adverse actions regarding MannKind’s NDA for AFREZZA based on the same data and results giving rise to the Actions, and the “Released Claims” shall include any such actions, suits, claims, demands, rights, liabilities, or causes of action that arise out of or relate to any such later action by the FDA to the extent such action arises out of or relates to the same claims or issues raised in the Actions. Excluded from the term “Released Claims” are all claims alleged in the Securities Class Action.

20. “Released Persons” means collectively, MannKind and each of the Individual Defendants. “Released Person” means, individually, any of the Released Persons.

21. “Releasing Parties” means Plaintiffs (both individually and derivatively on behalf of MannKind), any other MannKind shareholder on behalf of MannKind and Plaintiffs’ Counsel. “Releasing Party” means, individually, any of the Releasing Parties.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

22. “Securities Class Action” means the securities fraud class actions that were consolidated and styled as In re MannKind Corp. Securities Litigation, Lead Case No. 11-cv-00929-GAF(SSx) (C.D. Cal.).

23. “Settlement” means the settlement and compromise of the Federal Action and the State Action as provided for herein.

24. “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

25. “Settling Parties” means, collectively, each and all of the Plaintiffs (on behalf of themselves and derivatively on behalf of MannKind) and Defendants. “Settling Party” means, individually, any of the Settling Parties.

26. “State Action” means the derivative actions that were consolidated and styled as In re MannKind Corp. Derivative Shareholder Litigation, Lead Case No. BC454931 (Cal. Super. Ct. – Cnty. of L.A. filed Feb. 10, 2011).

27. “State Court” means the Superior Court of the State of California, County of Los Angeles.

28. “State Plaintiffs” means C. Kent Stephens, Sunshine Wire and Cable Defined Benefit Plan Trust, and Ira Gaines.

29. “State Plaintiffs’ Counsel” means Robbins Umeda LLP, the Grant Law Firm, PLLC, and Lasky & Rifkind, Ltd.

30. “Unknown Claims” means any Released Claim(s) which Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

II.	THE ACTIONS

In 2011, several MannKind shareholders filed derivative lawsuits in the Court and the State Court on behalf of MannKind and against the Individual Defendants for alleged violations of state law, including breach of fiduciary duty, insider selling and misappropriation of information, violations of Section 25402 of the California Corporations Code, waste of corporate assets, and unjust enrichment. Plaintiffs did not seek recovery for the direct benefit of any MannKind shareholder.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

The Plaintiffs generally alleged, among other things, that the Individual Defendants: (i) failed to ensure that MannKind demonstrated the efficacy and safety of the AFREZZA-Dreamboat system using the methodologies required by the FDA; (ii) issued and failed to correct false and misleading statements to the effect that the FDA had approved MannKind’s flawed inhaler study methodology; and (iii) issued and failed to correct false and misleading statements concerning AFREZZA’s true prospects for FDA approval, all designed to conceal their mismanagement in jeopardizing the only product in MannKind’s drug development portfolio with near term commercial prospects. Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions.

After extensive arm’s length negotiations, the Settling Parties reached an agreement to settle the Federal and State Action on the terms and conditions set forth in the Stipulation (the “Settlement”).

III.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe the claims alleged in these Actions have merit. Nonetheless, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of time that would be required to prosecute the Actions through trial and possible appeals. Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions.

Plaintiffs, through Plaintiffs’ Counsel, have conducted a thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and believe that the settlement set forth in the Stipulation is fair,

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

reasonable, and adequate, confers substantial benefits upon, and is in the best interests of MannKind and its shareholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the settlement is in the best interests of MannKind and Current MannKind Shareholders and has agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.

IV.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions.

Nonetheless, Defendants have concluded that further litigation of the Actions would be protracted and expensive, and that it is desirable for the Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Defendants have, therefore, determined that it is desirable and beneficial that the Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

V.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Gary A. Feess on             , 2012 at                  .m. at the Edward R. Roybal Federal Building and United States Courthouse, 255 East Temple Street, Los Angeles, CA 90012, to determine whether: (i) the Settlement of the Actions upon the terms and subject to the conditions set forth in the Stipulation is fair, reasonable, and adequate and should be approved by the Court; (ii) the Actions should be dismissed with prejudice; and (iii) to approve the payment of Plaintiffs’ attorneys’ fees and expenses as set forth in the Stipulation. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

VI.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html, Johnson & Weaver, LLP at http://www.johnsonandweaver.com, the Grant Law Firm PLLC at http://Grantfirm.com, and MannKind at http://www.investors.mannkindcorp.com. The following is only a summary of its terms.

The Parties have conducted arm’s-length negotiations over an extended period of time and have reached an agreement in good-faith to settle the Actions. As consideration for the Settlement, MannKind has agreed to adopt and/or implement certain corporate governance reforms, as discussed below.

Corporate Governance Reforms. As a result of the filing, prosecution, and settlement of the Actions, MannKind has agreed to adopt the corporate governance reforms set forth in Exhibit A to the Stipulation within thirty (30) days

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

after the Judgment becomes Final, and to keep such reforms in force and effect for a period of no less than four years. MannKind and the Individual Defendants further acknowledge and agree that the corporate governance reforms would not have been implemented but for Plaintiffs’ and Plaintiffs’ Counsel’s filing and prosecution of the Actions. MannKind and the Individual Defendants also acknowledge and agree that the corporate governance reforms are significant and extensive and confer substantial benefits upon MannKind and its shareholders by, among other things, strengthening MannKind’s internal controls and helping to address the issues identified and alleged in the Actions.

VII.	DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, Plaintiffs will file a dismissal with prejudice of all claims asserted by Plaintiffs on behalf of MannKind and against the Individual Defendants in the Actions.

Upon the Effective Date, Plaintiffs, MannKind, and its shareholders, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of a final judgment in the Actions shall have—released, waived, discharged, and dismissed any and all Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Released Claims against any Released Parties.

Further, upon the Effective Date, the Individual Defendants and each of the other Released Parties, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of a final judgment in the Actions shall have—released, waived, discharged, and dismissed any and all Defendants’ settled claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ settled claims, against Plaintiffs, Plaintiffs’ Counsel, and MannKind.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

VIII.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the settlement, the Parties discussed a fair and reasonable sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses. In recognition of the substantial benefits conferred upon MannKind as a direct result of the prosecution and Settlement of the Actions, and as subject to Court approval, the Individual Defendants’ insurers shall pay $800,000 and MannKind shall deliver 225,000 shares of unrestricted MannKind common stock to Plaintiffs’ Counsel for attorneys’ fees and expenses. To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Actions, nor have counsel been reimbursed for their out-of-pocket expenses incurred. The Parties believe that the sum agreed to is within the range of attorneys’ fees and expenses approved by courts under similar circumstances in litigation of this type. Neither the Individual Defendants nor MannKind’s shareholders are personally liable for the payment of any award of attorneys’ fees and expenses.

In addition, the Plaintiffs may apply to the Court for an incentive award of up to 1,000 shares of MannKind stock for each of the Plaintiffs, only to be paid upon Court approval, and to be paid from Plaintiffs’ Counsel’s stock amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions. Neither MannKind nor any of the Individual Defendants shall be liable for any portion of any incentive award.

IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current MannKind Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys’ fees and reimbursement of expenses should not be approved. However, unless otherwise ordered by the Court, no Current MannKind Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys’ fees and reimbursement of expenses to Plaintiffs’ Counsel, unless that shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing:

(1) filed with the Clerk of the Court a written objection to the settlement setting forth:

(a)	the nature of the objection;

(b)	proof of current ownership of MannKind common stock, including the number of shares of MannKind common stock and the date of purchase; and

(c)	any documentation in support of such objection.

(2) If a Current MannKind Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court:

(a)	written notice of such shareholder’s intention to appear;

(b)	a statement that indicates the basis for such appearance; and

(c)	the identities of any witnesses, if any, the shareholder intends to call at the Settlement Hearing and a statement as to the subject of their testimony.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

If a Current MannKind Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

The Court: Clerk of the Court U.S. District Court Central District of California 255 East Temple Street Los Angeles, CA 90012

Counsel for Plaintiffs:

ROBBINS UMEDA LLP Attn: Lauren G. Levi 600 B Street, Suite 1900 San Diego, CA 92101 Telephone: (619) 525-3990	JOHNSON & WEAVER, LLP Attn: Frank J. Johnson 110 West “A” Street, Suite 750 San Diego, CA 92101 Telephone: (619) 230-0063 Facsimile: (619) 255-1856
THE GRANT LAW FIRM, PLLC Attn: Lynda J. Grant 521 Fifth Avenue, 17th Floor New York, NY 10175 Telephone: (212)292-4441 Facsimile: (212) 292-4442

Counsel for Defendants:

COOLEY LLP Attn: Koji Fukumura 4401 Eastgate Mall San Diego, CA 92121 Telephone: (858) 550-6000 Facsimile: (858) 550-6420

Unless otherwise ordered by the Court, any Current MannKind Shareholder who does not make his, her, or its objection in the manner provided herein shall be

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, to Plaintiffs’ Counsel’s award of attorneys’ fees and expenses, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) approval of the Settlement by MannKind’s Board of Directors, which Defendants’ Counsel represent has already been accomplished; (b) approval of the Settlement by the Court following notice to MannKind shareholders, as set forth in paragraph 3.2 of the Stipulation, and a hearing as required by Rule 23.1; (c) entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed to the Stipulation, approving the Settlement and dismissing with prejudice the Federal Action, without awarding costs to any party, except as provided herein; (d) the payment of the Stock Amount and Fee and Expense Amount in accordance with paragraph 4 of the Stipulation; and (e) the passing of the date upon which the Judgment becomes Final. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of July 2, 2012.

XI.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which may be viewed on the website of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html, Johnson & Weaver, LLP at

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

http://www.johnsonandweaver.com, the Grant Law Firm PLLC at http://Grantfirm.com, and MannKind at http://www.investors.mannkindcorp.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court, Central District of California, 255 East Temple Street, Los Angeles, CA 90012. Or you can call Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, California 92101, Telephone: (619) 525-3990, for additional information concerning the settlement.

PLEASE DO NOT TELEPHONE THE COURT OR

MANNKIND REGARDING THIS NOTICE.

755546

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

LEAD CASE NO. 11-cv-05003-GAF-SSx

Exhibit D

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MANNKIND CORPORATION DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS	) ) ) ) ) ) ) ) )	Lead Case No. 11-cv-05003-GAF-SSx (Derivative Action) [PROPOSED] ORDER AND FINAL JUDGMENT Judge: Gary A. Feess Dept.: 740 Date Action Filed: August 12, 2011

[PROPOSED] ORDER & FINAL JUDGMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

This matter came before the Court for hearing on                     , 2012, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated August 3, 2012, and the exhibits thereto (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Federal Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that the Notice provided to MannKind shareholders constituted the best notice practicable under the circumstances. The Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4. The Court finds that the Settlement as set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of MannKind and its shareholders.

5. The Federal Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

6. Upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown

[PROPOSED] ORDER & FINAL JUDGMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Actions against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7. “Released Claims” means any and all actions, suits, claims, debts, demands, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.29 of the Stipulation), existing directly or derivatively on behalf of MannKind, by Plaintiffs or any other shareholder of MannKind that arise out of or relate to: (i) the allegations asserted in the Actions; or (ii) the Settlement, except for any claims to enforce the Settlement. The Parties recognize that the FDA may take further negative or otherwise adverse actions regarding MannKind’s NDA for AFREZZA based on the same data and results giving rise to the Actions, and the “Released Claims” shall include any such actions, suits, claims, demands, rights, liabilities, or causes of action that arise out of or relate to any such later action by the FDA to the extent such action arises out of or relates to the same claims or issues raised in the Actions. Excluded from the term “Released Claims” are all claims alleged in the Securities Class Action.

8. Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes, including Section 128.7 of the California Code of Civil Procedure.

[PROPOSED] ORDER & FINAL JUDGMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

10. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Settling Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

11. The Released Persons may file the Stipulation and/or the Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or the Judgment: (a) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (b) in furtherance of the Settlement contemplated in the Stipulation; and (c) in any action to enforce the Settlement.

12. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation. In the event the Effective Date does not occur, pursuant to paragraph 1.6 of the Stipulation, (unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation), then the Stipulation shall be canceled and terminated and this Judgment shall be vacated

[PROPOSED] ORDER & FINAL JUDGMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

and: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Federal Action as of July 2, 2012; (b) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (c) any Fee and Expense Amount or Stock Amount paid to Plaintiffs’ Counsel shall be refunded and repaid within thirty (30) calendar days, in accordance with paragraph 6.3 of the Stipulation; and (d) all negotiations, proceedings, documents prepared, and statements made in connection with the Settlement shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding.

13. The Court hereby approves the Fee and Expense Amount and the Stock Amount in accordance with the Stipulation and finds that the Fee and Expense Amount and the Stock Amount are fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Amount and the Stock Amount shall be distributed in accordance with the terms of the Stipulation.

14. The Court hereby approves the Incentive Award of 1,000 shares of MannKind common stock for each of the Plaintiffs to be paid from Plaintiffs’ Counsel’s Stock Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions.

15. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

16. This Judgment is a final judgment and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

[PROPOSED] ORDER & FINAL JUDGMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx

IT IS SO ORDERED.

DATED:
THE HONORABLE GARY A. FEESS
U. S. DISTRICT JUDGE

755574

[PROPOSED] ORDER & FINAL JUDGMENT

LEAD CASE NO. 11-cv-05003-GAF-SSx